                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                     Fund American Enterprises Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
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        ------------------------------------------------------------------------
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        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    ----------------------------------------
                                 NOTICE OF 1999
                                 ANNUAL MEETING
                                 OF SHAREHOLDERS
                               AND PROXY STATEMENT
                    ----------------------------------------

TABLE OF CONTENTS
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Page
                                                                                                           ----
LETTER FROM  K. THOMAS KEMP, CEO AND PRESIDENT..........................................................     1

NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS...........................................................     2

PROXY STATEMENT.........................................................................................     3

   PROPOSAL 1:  ELECTION OF DIRECTORS...................................................................     3

       Procedures for Nominating Directors..............................................................     6

       Voting Securities and Principal Holders Thereof..................................................     7

       Compensation of Directors........................................................................     8

       Compensation of Executive Officers...............................................................     9

       Reports of the Compensation Committees on Executive Compensation.................................    11

       Shareholder Return Graph.........................................................................    14

       Compensation Plans...............................................................................    15

       Compensation Committee Interlocks and Insider Participation in Compensation Decisions............    16

   PROPOSAL 2: CHARTER AMENDMENT TO CHANGE THE CORPORATE NAME...........................................    16

   PROPOSAL 3: CHARTER AMENDMENT TO REDUCE THE NUMBER OF AUTHORIZED SHARES
               OF CAPITAL STOCK.........................................................................    17

   PROPOSAL 4: APPOINTMENT OF INDEPENDENT AUDITORS......................................................    17

   OTHER MATTERS........................................................................................    17

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

     Fund American Enterprises Holdings, Inc. (the "Company" and, together with its subsidiaries, "Fund American") is a New Hampshire-based financial services holding company. The Company's principal businesses are conducted through White Mountains Holdings, Inc. and its operating subsidiaries ("White Mountains"). White Mountains' insurance operations are conducted through its subsidiaries and affiliates in the businesses of property and casualty insurance, reinsurance and financial guaranty insurance. White Mountains' mortgage banking operations are conducted through Source One Mortgage Services Corporation and its subsidiaries ("Source One").

     White Mountains' insurance operations principally include: (i) Folksamerica Holding Company, Inc. ("Folksamerica"), a New York-based broker-market reinsurer; (ii) Valley Insurance Companies ("Valley"), a collection of Oregon-based property and casualty insurance companies; (iii) Charter Indemnity Company ("Charter"), a Texas- based non-standard automobile insurer; (iv) White Mountains Insurance Company ("WMIC"), a New Hampshire-based commercial property and casualty insurer; (v) a 25% economic interest in Financial Security Assurance Holdings Ltd. ("FSA"), a New York-based Aaa/AAA writer of financial guarantee insurance; and (vi) a 50% stake in Main Street America Holdings, Inc. ("MSA"), a unit of National Grange Mutual Insurance Company, a New Hampshire-based property and casualty insurer.

[LOGO]


                                           K. THOMAS KEMP
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                           March 29, 1999


Dear Shareholder:

     I cordially invite you to attend the 1999 Annual Meeting of Fund American Enterprises Holdings, Inc., to be held on Thursday, May 27, 1999, at 9:00 a.m. This year's meeting will take place on the campus of Dartmouth College, not far from our corporate office in Hanover, New Hampshire. I welcome you all to join me for the morning in beautiful New Hampshire.

     We will begin the meeting with a discussion and shareholder vote on the proposals set forth in the accompanying Proxy Statement and on such other matters properly brought before the meeting. At the meeting you will be asked to consider and vote on the following issues:

     1) to re-elect three directors to Class II and to elect one director to Class III;

     2) to change the name of the Company to "White Mountains Insurance Group, Inc.";

     3) to reduce the number of authorized shares of the Company's capital stock; and

     4) to ratify the appointment of independent auditors for 1999.

     Proposals 1 and 4 are routine items that are addressed annually and are fully explained herein. Proposals 2 and 3 require some background as to their nature and purpose. With the acquisition of Folksamerica in August 1998, the Company has largely concluded its seven year transformation (post Fireman's Fund sale) from a lumpy collection of dissimilar assets (primarily passive investments and mortgage operations) to a full-fledged financial services operating company primarily focused on property and casualty insurance and reinsurance. To highlight this transformation, I recommend changing the name of the Company to "White Mountains Insurance Group, Inc." which I believe better describes the Company's business focus and locale as well as the probable nature of any future acquisitions. Also, since our initial public offering in 1985, the Company has reduced its common shares outstanding from approximately sixty-six million shares to less than six million shares today. In this regard, I recommend a reduction in authorized shares of the capital stock of the Company as further described herein. This action will reduce various fees the Company is required to pay annually (which are based on shares authorized) and will not adversely limit our options going forward.

     Your vote is very important to us. Whether or not you plan to attend the meeting, you can ensure that your shares are properly represented at the meeting by promptly completing, signing, dating and returning your proxy card in the enclosed envelope.

                                         Respectfully submitted,
                                         K. THOMAS KEMP

                    FUND AMERICAN ENTERPRISES HOLDINGS, INC.

                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 27, 1999


                                                       March 29, 1999


     Notice is hereby given that the 1999 Annual Meeting of Shareholders of Fund American Enterprises Holdings, Inc. will be held on Thursday, May 27, 1999, at 9:00 a.m. at Byrne Hall, Amos Tuck School of Business at Dartmouth College, Hanover, New Hampshire. At the meeting you will be asked to consider and vote upon the following proposals:

     (a) to elect three directors to Class II with terms ending in 2002 and to elect one director to Class III with a term ending in 2000;

     (b) to amend the Company's Charter to change the corporate name to "White Mountains Insurance Group, Inc.";

     (c) to amend the Company's Charter to reduce the total number of shares of common and preferred stock that the Company has the authority to issue from 135.0 million shares to 16.0 million shares;

     (d) to appoint KPMG LLP as Independent Auditors for the 1999 audit examination; and

     (e) to transact such other business, if any, as may be properly brought before the meeting.

     Shareholders of record on the record date, March 29, 1999, (i) who are individuals, may attend and vote at the meeting in person or by proxy or (ii) which are corporations or other entities, may be represented and vote at the meeting by a duly authorized representative or by proxy. A list of all shareholders entitled to vote at the meeting will be open for public examination by shareholders during regular business hours from May 3, 1999, until 12:00 noon on May 27, 1999, at the corporate office of Fund American Enterprises Holdings, Inc., 80 South Main Street, Hanover, New Hampshire 03755-2053.

     All shareholders are invited to attend this meeting.

                                       By Order of the Board of Directors,

                                       DENNIS P. BEAULIEU
                                       Corporate Secretary


     SHAREHOLDERS ARE INVITED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY CARD TO BE RETURNED TO FUND AMERICAN ENTERPRISES HOLDINGS, INC., C/O FIRST CHICAGO TRUST COMPANY OF NEW YORK, POST OFFICE BOX 8085, EDISON, NEW JERSEY 08818-9052, IN THE ENVELOPE PROVIDED, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING.

     IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND RETURNED PROMPTLY.

                    FUND AMERICAN ENTERPRISES HOLDINGS, INC.

                                 PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Company's Board of Directors (the "Board") for the 1999 Annual Meeting of Shareholders (the "1999 Annual Meeting"), to be held on May 27, 1999. The solicitation of proxies will be made primarily by mail, and this Proxy Statement and proxy materials will be distributed to registered shareholders on or about April 2, 1999.

     Holders of shares of the Company's Common Stock, par value $1.00 per share ("Shares"), registered in their name as of the close of business on March 29, 1999, the record date, are entitled to vote at the meeting. Holders of Shares are entitled to one vote per Share.

     You can ensure that your Shares are properly voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. A shareholder has the right to appoint another person (who need not be a shareholder) to represent the shareholder at the meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election. Shareholders have the right to revoke their proxies, at any time prior to the time their shares are actually voted, by (i) filing a written notice of revocation with the Corporate Secretary, (ii) presenting another proxy with a later date or (iii) notifying the Inspectors of Election in writing of such revocation. Sending in a signed proxy will not affect your right to attend the meeting and vote. If a shareholder attends the meeting and votes in person, his or her proxy is considered revoked.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board is divided into three classes (each a "Class"). Each Class serves a three-year term.

     At the 1999 Annual Meeting Messrs. Jack Byrne, Gillespie and Olson are nominated to be elected to Class II with terms ending in 2002 and Mr. Zankel is nominated to be elected to Class III with a term ending 2000. THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1 WHICH CALLS FOR THE ELECTION OF THE 1999 NOMINEES.

     The current and proposed members of the Board and terms of each Class are set forth below:

----------------------------------------------------------------
                                                Director
Director                            Age         since
----------------------------------------------------------------
Class I - Terms Ending in 2001
    Patrick M. Byrne                 36          1997
    K. Thomas Kemp                   58          1994
    Gordon S. Macklin                70          1987
----------------------------------------------------------------
Class II - Terms Ending in 1999
    John J. ("Jack") Byrne*          66          1985
    George J. Gillespie, III*        68          1986
    Frank A. Olson*                  66          1996
----------------------------------------------------------------

Class III - Terms Ending in 2000
    Howard L. Clark, Jr.             55          1986
    Robert P. Cochran                49          1994
    Arthur Zankel**                  68          1992
----------------------------------------------------------------

*    Nominee at the 1999 Annual Meeting to a term ending in 2002.
**   Nominee at the 1999 Annual Meeting to a term ending in 2000.

     The following information with respect to the principal occupation, business experience and other affiliations of the nominees and directors has been furnished to the Company by the nominees and directors.

                                    CLASS I

     PATRICK M. BYRNE has been a director of the Company since October 1997. Mr. Byrne serves as President and CEO of Fecheimer Bros. Co (a wholly- owned subsidiary of Berkshire Hathaway Inc.), a manufacturer of uniforms and accessories, and President and CEO of Centricut, LLC, a manufacturer of industrial torch consumable parts. In addition, since 1991, Mr. Byrne has been the managing general partner of a number of limited partnerships investing in real estate, gaming, insurance and international trade. Mr. Byrne is also a director of White Mountains. Mr. Byrne is the son of Chairman John J. Byrne.

     K. THOMAS KEMP has been a director of the Company since 1994. Mr. Kemp has served as the Company's President and CEO since October 1997 and is also White Mountains' Chairman and CEO. Mr. Kemp served as the Company's Executive Vice President from 1993 to 1997, Vice President, Treasurer and Secretary from 1991 to 1993 and was formerly a Vice President of Fireman's Fund Insurance Company ("Fireman's Fund"). Mr. Kemp is also a director of FSA, MSA, Folksamerica, Eldorado Bancshares, Inc., Amlin plc and Fund American Enterprises, Inc. ("FAE"), a wholly-owned subsidiary of the Company.

     GORDON S. MACKLIN has been a director of the Company since 1987. Mr. Macklin served as Chairman, President and CEO of White River Corporation until its sale in July 1998. Mr. Macklin was formerly Chairman of Hambrecht and Quist Group, a venture capital and investment banking company, from 1987 until 1992 and served as President of the National Association of Securities Dealers, Inc. from 1970. He is a director of MCI Worldcom, Inc., MedImmune Inc., Real 3D and Spacehab, Inc., and is a trustee, director or managing general partner (as the case may be) of 52 of the investment companies in the Franklin Templeton Group of Funds.

CLASS II

     JOHN J. ("JACK") BYRNE has been Chairman of the Company since 1985 and retired from his officer positions in October 1997. Mr. Byrne served as President and CEO from 1990 to 1997 and as CEO from 1985 to 1990. Mr. Byrne is Vice Chairman of FSA, a director of White Mountains and is an advisory director of Terra Nova (Bermuda) Holdings Ltd. Mr. Byrne's son, Patrick M. Byrne, is also a director of the Company.

     GEORGE J. GILLESPIE, III has been a director of the Company since 1986. Mr. Gillespie has been a Partner in the law firm of Cravath, Swaine & Moore ("CS&M") since 1963. He is also a director of The Washington Post Company. CS&M has been retained by Fund American from time to time to perform legal services. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     FRANK A. OLSON has been a director of the Company since 1996. He is Chairman and CEO of The Hertz Corporation and has been with that company since 1964. He is also a director of Becton Dickinson and Company, Cooper Industries and Commonwealth Edison Co. and was formerly Chairman and CEO of Allegis Corporation and United Airlines.

CLASS III

     HOWARD L. CLARK, JR. was a director of the Company from 1986 until 1990, was an advisor to the Board from 1990 to 1993 and was re-elected as a director in 1993. He is Vice Chairman of Lehman Brothers Inc. ("Lehman") and was Chairman and CEO of Shearson Lehman Brothers Inc. from 1990 to 1993. Prior to joining Shearson Lehman Brothers Inc., Mr. Clark was Executive Vice President and Chief Financial Officer of American Express. He is also a director of The Maytag Corporation, Compass International Services Corporation and Walter Industries, Inc. Lehman provides various services to Fund American from time to time. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     ROBERT P. COCHRAN has been a director of the Company since 1994. Mr. Cochran was a founding principal of FSA and has served FSA in various capacities since 1985. He has been President and CEO and a director of FSA since 1990 and became Chairman in 1997. He is also Chairman of Financial Security Assurance Inc. and Financial Security Assurance (U.K.) Ltd. and is a director of White Mountains. Fund American has a 25% economic interest in FSA. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     ARTHUR ZANKEL was a director of the Company from 1992 to 1998, was an advisor to the Board from 1998 to 1999 and has been nominated by the Board for election at the 1999 Annual Meeting. Mr. Zankel retired from the Board in May 1998 as his busy schedule was often in conflict with meetings of the Board. In November 1998, Mr. Zankel mentioned to the Board that his schedule would now permit him to rejoin the Board as a director, if the Board so desired. In February 1999, the Board determined that it would propose Mr. Zankel's re-election at the 1999 Annual Meeting. Mr. Zankel is presently a General Partner of First Manhattan Co., an investment advisor and broker-dealer. He has been a General Partner of First Manhattan Co. since 1965 and was Co-Managing Partner of First Manhattan from 1979 to 1997. Mr. Zankel is also a director of Citigroup, Inc., Travelers Property Casualty Corp. and VICORP Restaurants, Inc.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee, comprised of certain nonemployee directors (Messrs. Clark and Olson), has general responsibility for the oversight and surveillance of the accounting, reporting and financial control practices of Fund American. The Audit Committee annually reviews the qualifications of the Independent Auditors; makes recommendations to the Board as to their selection; and reviews the plan, fees and results of their audit. The Company currently intends to add Mr. Zankel to the Audit Committee upon his election at the 1999 Annual Meeting. Mr. Clark is Chairman of the Audit Committee.

     The Compensation Committee, comprised of certain nonemployee directors (Messrs. Patrick Byrne; Cochran; Macklin and Olson), oversees Fund American's stock-based compensation and benefit policies and programs, including administration of the Long-Term Incentive Plan (the "Incentive Plan"), the Fund American Voluntary Deferred Compensation Plan (the "Deferred Compensation Plan") and the Fund American Deferred Benefit Plan (the "Deferred Benefit Plan"). The Company currently intends to add Mr. Zankel to the Compensation Committee upon his election at the 1999 Annual Meeting. Mr. Macklin is Chairman of the Compensation Committee.

     The Human Resources Committee, comprised of certain nonemployee directors (Messrs. Patrick Byrne; Clark; Cochran; Gillespie; Macklin and Olson), sets the annual salaries and bonuses for elected officers and certain other key employees. The Company currently intends to add Mr. Zankel to the Human Resources Committee upon his election at the 1999 Annual Meeting. Mr. Macklin is Chairman of the Human Resources Committee.

     The Finance Committee, comprised of Messrs. Jack Byrne, Clark, Gillespie, Kemp and Macklin has general responsibility for the oversight of all significant investing, financing, tax and acquisition/disposition activities of Fund American. The Finance Committee oversees the activities of White Mountains' Finance Committee to which it has delegated responsibility for the oversight of certain investment policy and related financial matters. The Company currently intends to add Mr. Zankel to the Finance Committee upon his election at the 1999 Annual Meeting. Mr. Jack Byrne is Chairman of the Finance Committee.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1998 the following meetings of the Board were held: five meetings of the full Board; one meeting of the Audit Committee; one meeting of the Compensation Committee and one meeting of the Human Resources Committee. During 1998 one meeting of the Finance Committee was held. In 1998 each director attended more than 75% of all meetings of the Board and each member of the Audit Committee, Compensation Committee and the Human Resources Committee attended more than 75% of all such committee meetings, except Mr. Gillespie who was unable to attend two of the five Board meetings and Mr. Olson who was unable to attend the 1998 Compensation Committee and the 1998 Human Resources Committee meeting.


PROCEDURES FOR NOMINATING DIRECTORS

     Under the Company's Bylaws, any shareholder entitled to vote for the election of directors that is a qualified holder of record of Shares having an aggregate market value of at least $2,000 may nominate persons for election as director, if the following procedures are followed:

     In general, the shareholder must give written notice to the Corporate Secretary not later than 90 days in advance of the meeting with respect to an election to be held at an annual meeting of shareholders. With respect to an election to be held at a special meeting of shareholders, the shareholder must give written notice to the Corporate Secretary not later than the seventh day following the date on which notice of such meeting is first given to shareholders.

     The notice must include: (i) the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated; (ii) a representation that the shareholder is a qualified holder of record of Shares having an aggregate market value of at least $2,000 and that the shareholder intends to appear at the meeting, in person or by proxy, to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination, or nominations, are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") had each nominee been nominated, or intended to be nominated, by the Company; and (v) the consent of each nominee to serve as a director of the Company if so elected.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of March 29, 1999, there were [ ] Shares outstanding, each Share entitled to one vote. To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of Shares outstanding as of March 29, 1999, except as shown below:


                           PRINCIPAL HOLDERS OF SHARES

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Number
                                                                                                of Shares
Name and address of beneficial owner                                                   beneficially owned          Percent (d)
-------------------------------------------------------------------------------------------------------------------------------
JOHN J. BYRNE                       80 South Main Street, Hanover, NH 03755 (a)                 [    ]              [    ]%

FRANKLIN MUTUAL ADVISORS, INC.      777 Mariners Island Blvd., San Mateo, CA 94403 (b)          [    ]              [    ]%

GSB INVESTMENT MANAGEMENT, INC.     301 Commerce Street, Fort Worth, TX 76102 (b)               [    ]              [    ]%

ALLIANZ ASSET ACCUMULATION PLAN     777 San Marin Drive, Novato, CA 94998 (c)                   [    ]              [    ]%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(a) Includes warrants to purchase 1,000,000 Shares, which warrants Mr. Byrne purchased from American Express in 1985. The warrants are exercisable at $21.66 per Share through January 2, 2002. Mr. Byrne has sole voting and investment power (or shares such power with his spouse) with respect to the Shares for which he claims beneficial ownership. Does not include 3,000 Shares donated to charitable foundations for which Mr. Byrne disclaims beneficial ownership, but for which his spouse retains voting power.

(b) According to filings by such holders with the SEC, the Shares beneficially owned by the holders named above were acquired solely for investment purposes on behalf of client investment advisory accounts of such holders.

(c) Represents Shares beneficially owned by employees of Fireman's Fund pursuant to an employee incentive savings plan. The trustee for such plan votes the Shares held by the plan in accordance with directions given by the participating Fireman's Fund employees to whose accounts Shares have been allocated.

(d) Determined based on the beneficial ownership provisions specified in Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 (the "Exchange Act").

         BENEFICIAL STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 29, 1999, beneficial ownership of Shares by each director of the Company, by each of the "Named Executive Officers" as defined herein currently holding office, and by all Directors and Executive Officers as a group.

------------------------------------------------------------------------------------------------
                                                                 Number of Shares owned
                                                      ------------------------------------------
Directors and Executive Officers                         Beneficially (a)       Economically (b)
------------------------------------------------------------------------------------------------
RAYMOND BARRETTE
TERRY L. BAXTER
JOHN J. BYRNE (c)(d)
PATRICK M. BYRNE (d)
HOWARD L. CLARK, JR.
ROBERT P. COCHRAN
MORGAN W. DAVIS
GEORGE J. GILLESPIE, III
K. THOMAS KEMP (e)
GORDON S. MACKLIN
FRANK A. OLSON
MICHAEL S. PAQUETTE
ARTHUR ZANKEL
All Directors and Executive Officers as a group ([    ] persons) (c)(d)(e)
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(a) The beneficial ownership positions of Messrs Jack Byrne, Patrick Byrne and all Directors and Executive Officers as a group represent [ ]%, [ ]% and [ ]% of the total Shares outstanding at March 29, 1999, respectively. All other Directors and Executive Officers beneficially owned less than 1% of the total Shares outstanding at that date. Percentages are determined based on the beneficial ownership provisions specified in Rule 13d-3(d)(1) of the Exchange Act.
(b) Shares shown as economically owned by Directors and Executive Officers include unvested performance share awards and vested phantom shares held pursuant to the Deferred Compensation Plan and the Deferred Benefit Plan. See "Compensation Plans - Fund American Retirement Plans." Each performance share and each phantom share are economically equivalent to one Share. Unvested performance shares outstanding at March 29, 1999 represented [ ] Shares for Messrs. Barrette, Baxter, Davis, Kemp, Paquette and all Directors and Officers as a group, respectively.
(c) Includes warrants to purchase 1,000,000 Shares, which warrants Mr. Byrne purchased from American Express in 1985. The warrants are exercisable at $21.66 per Share through January 2, 2002. Does not include 3,000 Shares donated to charitable foundations for which Mr. Byrne disclaims beneficial ownership, but for which his spouse retains voting power.
(d) The individual ownership positions of Mr. Jack Byrne and Mr. Patrick Byrne each include 55,000 Shares owned by High Plains Investments ("High Plains"), a partnership in which they share beneficial ownership and control. The 55,000 Shares owned by High Plains have been included only once in arriving at Shares owned by all Directors and Executive Officers as a group. (e) Includes currently exercisable stock options held by Mr. Kemp to purchase 2,000 Shares.

                            COMPENSATION OF DIRECTORS

     Messrs. Patrick Byrne, Clark, Cochran, Gillespie, Macklin and Olson (the "outside Directors") each received a retainer of $48,000 for 1998 and a fee of $1,000 for each Board meeting and committee meeting attended. Messrs. Clark and Macklin also received an additional retainer of $3,000 for 1998 as Chairman of the Audit Committee and Chairman of the Compensation Committee and Human Resources Committee, respectively. Messrs. Patrick Byrne and Cochran also received a retainer of $18,000 for 1998 for their services as directors of White Mountains and meeting fees of $1,750 per meeting attended. Mr. Zankel received a total of $39,000 during 1998 consisting of: (i) 1998 Board meeting fees of $5,000; (ii) a $24,000 installment under the directors retirement plan; and
(iii) a retainer of $10,000 for his services as an advisory director. For 1998, Mr. Jack Byrne received a $100,000 all-inclusive annual retainer for his services as Chairman of the Board and his participation in Fund American's various committees and subsidiary boards of directors and also received $6,500 in attendance fees. In addition, Mr. Jack Byrne had 5,000 performance shares eligible for payout on December 31, 1998 which were paid on February 24, 1999. See "Reports of the Compensation Committees on Executive Compensation - Compensation Committee - Long-Term Incentive Awards."

     Any non-management director who retires from the Board with at least five years of service as a director of the Company is entitled to an annual retirement benefit equal to 50% of the amount of the annual retainer for the year in which the retirement occurs. Eligible directors are entitled to receive the annual benefit for a period of years equal to the number of years of service or, if sooner, until death.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth certain information regarding the salary, incentive compensation and benefits paid by Fund American to its CEO, its four most highly compensated executive officers other than the CEO (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

     The following table reflects the cash and non-cash compensation for the Named Executive Officers.

-------------------------------------------------------------------------------------------------------------------------
                                         Annual compensation            Long-term compensation
                                   --------------------------------    ------------------------
                                                                             Awards      Payouts
                                                                           ---------- -------------
                                                                Other      Restricted
                                                                annual       Stock,
        Name and                                                compen-     Options,        LTIP           All other
   principal position          Year      Salary       Bonus     sation      SARs (#)      payouts (a)    compensation (b)
-------------------------------------------------------------------------------------------------------------------------
K. THOMAS KEMP                 1998     $386,923    $304,000    $   0            0       $1,995,000           $270,185
President and                  1997      312,692     241,500        0            0        1,152,957            164,948
   CEO                         1996      288,300     171,000        0            0        1,896,903            135,455

TERRY L. BAXTER                1998      247,692     180,000        0            0          931,000            753,588
President of                   1997      195,000     200,000        0            0          516,500             65,964
   White Mountains             1996      194,200     200,000        0            0          739,688             47,238

MORGAN W. DAVIS                1998      247,692     205,000        0            0        1,197,000             47,821
Executive Vice President of    1997      233,462     155,000        0            0        1,475,770             25,708
   White Mountains             1996      218,000     112,500        0            0                0             22,309

RAYMOND BARRETTE               1998      250,000     217,000        0            0                0            289,175
Executive Vice President and   1997       28,846      25,000        0            0                0             28,769
 CFO (began November 17, 1997) 1996            0           0        0            0                0                  0

MICHAEL S. PAQUETTE            1998      139,308      94,000        0            0          532,000             26,044
Senior Vice President and      1997      123,423      97,500        0            0          387,375             15,344
   Controller                  1996      115,600      70,500        0            0          810,735             10,980
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(a)  Includes cash payments and the total market value of awards distributed.

(b) Amounts for 1998, 1997 and 1996 represent principal credited to the Deferred Benefit Plan in addition to the amounts specifically listed. The amounts for 1998, 1997 and 1996, respectively, also include: $75,100, $61,900 and $54,230 for Mr. Kemp; $21,700, $20,300, and $22,380 for Mr.
     Baxter, $2,400, $0, and $0 for Mr. Davis and $15,475, $0 and $0 for Mr. Barrette in director fees and retainers paid by companies for which Fund American is entitled to board representation as a result of the Company's sizable ownership position in such companies. The 1998 amount for Mr. Baxter also includes $665,000 in incentive compensation for the period in which he acted as interim Chairman of Source One. The amount for 1998 for Mr. Barrette also includes $249,646 in reimbursements associated with a Company sponsored relocation.

                              OPTIONS AND WARRANTS

     The following table summarizes, for the Named Executive Officers, stock options, warrants and SARs exercised during the Company's latest fiscal year, and the number and in-the-money value of stock options outstanding as of the end of the fiscal year.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                   As of December 31, 1998
                                                               --------------------------------------------------------------
                                Stock options, warrants and      Number of unexercised stock        In-the-money value of all
                             SARs exercised during the year                options, warrants       outstanding stock options,
                                   ended December 31, 1998                          and SARs                warrants and SARs
                             -----------------------------     -----------------------------     ----------------------------
                                     Shares          Value                               Not                              Not
Name                               acquired       realized      Exercisable      exercisable      Exercisable     exercisable
-----------------------------------------------------------------------------------------------------------------------------
K. Thomas Kemp                     1,000(a)    $  80,610(a)       2,000(b)               0        $  225,86(b)           $0
Terry L. Baxter                        0               0              0                  0                0               0
Morgan W. Davis                        0               0              0                  0                0               0
Raymond Barrette                       0               0              0                  0                0               0
Michael S. Paquette                    0               0              0                  0                0               0
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(a) Represents the exercise of stock options to acquire shares of the common stock of White River ("White River Shares") from the Company. Such stock options were issued to holders of Fund American stock options upon the December 1993 distribution of approximately 74% of the outstanding White River Shares to Fund American's shareholders.

(b) Represents stock options outstanding to acquire Shares that were issued in 1990. The Company has not issued stock options since that date.


             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

     The following table summarizes the Incentive Plan awards made to the Named Executive Officers during the latest fiscal year. Such awards consisted entirely of performance shares. Since 1991, all long-term incentive compensation awards have been in the form of performance shares.

---------------------------------------------------------------------------------------------------------------------
                                                    Number of
                                                  performance   Performance       Estimated future payouts in Shares:
                                                       shares    period for       -----------------------------------
Name                                              awarded (a)        payout        Threshold       Target     Maximum
---------------------------------------------------------------------------------------------------------------------
K. Thomas Kemp                                        10,000         3 yrs.               0        10,000      20,000
Terry L. Baxter                                        6,500         3 yrs.               0         6,500      13,000
Morgan W. Davis                                        6,500         3 yrs.               0         6,500      13,000
Raymond Barrette                                       7,500         3 yrs                0         7,500      15,000
Michael S. Paquette                                    4,000         3 yrs                0         4,000       8,000
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(a) Such performance shares are payable upon completion of pre-defined business goals and are payable in cash based on the market value of Shares at the time of payment. The "Target" performance for the 1998 performance share award is the attainment of a corporate annualized return on equity ("ROE") of 13%. The determination of ROE considers the rate of growth of the book value, market value and economic value of Shares with dividends reinvested. At an ROE of 6% or less ("Threshold") the percentage of performance shares payable will be 0% and at an ROE of 20% or more ("Maximum") the percentage of performance shares payable will become 200% of Target. Straight-line interpolations are used for ROE results that fall between Threshold and Target or between Target and Maximum.

OTHER COMPENSATION ARRANGEMENTS

     Pursuant to the Incentive Plan, under some circumstances such as a "Change in Control" followed by a termination without cause, constructive termination or an "Adverse Change" in the Incentive Plan, stock options will generally become fully exercisable and performance shares will become partially or fully payable. Such circumstances are more fully described in the Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For corporate travel purposes Fund American jointly owns two short-range aircraft with Haverford Utah, LLC ("Haverford"). Messrs. Jack Byrne, Patrick Byrne and Kemp are principals of Haverford. Both aircraft were acquired from unaffiliated third parties during 1996. In exchange for Haverford's 20% ownership interest in the aircraft, Haverford contributed capital equal to 20% of the total initial cost of the aircraft and Haverford bears the full costs of its usage and maintenance of the aircraft pursuant to a Joint Ownership Agreement dated September 16, 1996.

     In September 1998 Fund American sold its 25% joint ownership interest in a private jet operated by a third party to Haverford for cash proceeds of $500,000. The purchase price received from Haverford represented a payment of $437,500 for Fund American's joint ownership interest (which resulted in Fund American recognizing a pretax gain on sale of approximately $75,000) and $62,500 for reimbursement of prepaid aircraft expenses which were required to be paid to the operator prior to the sale to Haverford.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL
REVENUE CODE

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for certain compensation over $1 million. The Compensation Committee intends to preserve the Company's deduction for compensation paid by mandating that all Named Executive Officers automatically defer any potentially nondeductible compensation payable in any given year in excess of $1 million into the Deferred Compensation Plan until such a time as the compensation would be fully deductible by the Company.

                           REPORTS OF THE COMPENSATION
                      COMMITTEES ON EXECUTIVE COMPENSATION

     The Human Resources Committee and the Compensation Committee (collectively, the "Committees") are comprised entirely of certain non-employee directors. The Committees are responsible for developing, administering and monitoring the executive compensation policies of the Company. Fund American's salary and bonus compensation is established by the Human Resources Committee of the Board. Fund American's stock based compensation (performance shares, stock options and warrants) is established by the Compensation Committee of the Board.

     Fund American's executive compensation policies are designed with one goal in mind - maximization of shareholder value over long periods of time. The Committees believe that this goal is best pursued by utilizing a pay-for-performance program which serves to attract and retain superior executive talent and provide management with performance-based incentives to maximize shareholder value. Through the compensation program, the Committees seek to maximize shareholder value by aligning closely the financial interests of Fund American's management with those of the Company's shareholders.

     The Committees believe that the most appropriate indicator of shareholder return is the Company's ROE as measured by growth in market value, book value and economic value per Share, each measured with dividends reinvested. The Committees believe that, over long periods of time, maximizing the Company's ROE will optimize shareholder returns.

     The Committees believe that the performance-based compensation of the Company's key employees should be payable only if the Company achieves truly superior returns for its shareholders. Therefore, the target of many of Fund American's performance-based compensation programs are directly linked to achievement of an annualized ROE for the Company at least equal to the market yield available from ten-year United States Treasury notes plus 700 basis points, or currently approximately 12%-13%. The Committees believe that this return is a challenging target for the Company in its current form.

     Compensation of Fund American's management team, including the Named Executive Officers, consists primarily of three components: base salary, annual bonus and long-term incentive awards.


HUMAN RESOURCES COMMITTEE

     BASE SALARY. Base salary for each Named Executive Officer is established annually, generally as of March 1. When establishing base salaries of the Named Executive Officers, the Human Resources Committee considers numerous factors including: qualifications of the executive; the corporate responsibilities of the executive; the executive's performance since his or her last salary adjustment; and, for all executives except Mr. Kemp, the recommendations of Mr. Kemp.

     ANNUAL BONUS. For 1998 the target annual bonus pool for all officers of the Company was equal to 50% of eligible base salary at a 13% annual ROE and the maximum bonus attainable was equal to 100% of eligible base salary at a 20% annual ROE. When establishing the aggregate size of the annual bonus pool, the Human Resources Committee considers numerous factors including performance versus the objectives set forth in the Company's Annual Business Plan, in particular the Company's financial performance for the latest fiscal year as measured by ROE, and the recommendations of Mr. Kemp. The Human Resources Committee reviews the Annual Business Plan with management near the beginning of the year and approves the plan after changes required by the Human Resources Committee, if any, are made.

     After establishing the aggregate size of the annual bonus pool, the Human Resources Committee then considers the distribution of the bonus pool among the key employees of the Company. Each participant's allocation of the pool is determined after considering numerous factors including individual achievements as compared to objectives included in the Annual Business Plan, the contribution of such achievements to the Company's overall financial performance, and the recommendations of Mr. Kemp.

     The CEO receives annual bonuses, as a percent of his salary in effect at the time the bonus percentage is determined, equal to the average bonus percentage received by all officers eligible to participate in the bonus pool. For 1998, Mr. Kemp received a bonus that was determined using the average bonus percentage.

     For 1998 the Human Resources Committee determined that the financial results of the Company warranted a bonus pool equal to 76% of aggregate base salary. The principal factors considered by the Human Resources Committee in determining the size of the 1998 pool were: (i) the Company's 1998 ROE performance of 14.0%, as measured by change in economic value per Share, versus a 13% target ROE (the predominant factor); (ii) the Company's 1998 ROE performance of 17.2% as measured by change in market value per Share; (iii) the Company's 1998 ROE performance of 14.3%, as measured by change in book value per Share (including the unamortized portion of the Company's deferred credit resulting from its acquisition of Folksamerica in 1998); (iv) the progress made in re-deploying the Company's passive investment portfolio into strategic operating investments including the acquisition of Folksamerica during 1998; and
(v) overall favorable results versus certain specific objectives contained in the 1998 Annual Business Plan.

          GORDON S. MACKLIN, Chairman
          PATRICK M. BYRNE
          HOWARD L. CLARK, JR.
          ROBERT P. COCHRAN
          GEORGE J. GILLESPIE, III
          FRANK A. OLSON


COMPENSATION COMMITTEE

LONG-TERM INCENTIVE AWARDS. The Incentive Plan provides for granting to executive officers and certain other key employees of the Company various types of stock-based incentive awards including stock options and performance shares.

     Stock options are rights to purchase a specified number of Shares at or above the fair market value of Shares at the time the option is granted. Stock options generally vest over a four-year period and expire no later than ten years after the date on which they are granted. The Company has granted no new stock options since 1990.

     Performance shares are conditional grants (payable subject to the achievement of specific financial goals) of a specified maximum number of Shares, payable generally at the end of a three-year period or as otherwise determined by the Compensation Committee. Performance shares are denominated in Shares at market value and, for 1998, were payable in cash, Shares or a combination thereof.

     The Compensation Committee believes that performance share awards made pursuant to the Incentive Plan are the most effective method of providing incentives for management to strive to maximize shareholder value over the long term. The Compensation Committee's conclusion is based on the following factors:
(i) such awards vest or are earned over multi-year periods; (ii) such awards are generally made in the form of Shares or derivatives thereof, which helps to align the interests of management with those of the Company's shareholders; and
(iii) the Incentive Plan awards made over the last three fiscal years were linked to the achievement of a 13% ROE over the applicable performance period.

     In 1998 Messrs. Kemp, Baxter, Davis, Barrette and Paquette were granted 10,000, 6,500, 6,500, 7,500 and 4,000 performance shares, respectively, which were awarded by the Compensation Committee. The performance period for such awards began on January 1, 1998 and will continue through December 31, 2000. The "target" performance for the 1998 performance share award is the attainment of a ROE of 13%. The determination of ROE considers the rate of growth of the book value, market value and economic value of Shares with dividends reinvested. At a "threshold" ROE of 6% or less the percentage of performance shares payable will be 0% and at a "maximum" ROE of 20% or more the percentage of performance shares payable will become 200% of target. Straight-line interpolations are used for ROE results that fall between threshold and target or between target and maximum.

     As of December 31, 1998 Messrs. Kemp, Baxter, Davis, Barrette and Paquette had, pursuant to a 1996 grant of performance shares, 15,000, 7,000, 9,000, 0 and 4,000 performance shares eligible for payout, respectively, on December 31, 1998 subject to the attainment of a 13% target ROE. During the 1996 to 1998 performance period, the Company attained an ROE of 18.2%, 24.7% and 12.6% as measured by the change economic value (the predominant factor), market value and book value, (including the unamortized portion of the Company's deferred credit resulting from its acquisition of Folksamerica in 1998), respectively, calculated in accordance with the Incentive Plan. In light of the ROE's attained, the Compensation Committee at its February 22, 1999 meeting determined that 100% of such performance shares would become immediately payable and were paid on February 24, 1999. The performance share payouts are included in the Summary Compensation Table.

     As of December 31, 1998 Mr. Jack Byrne had, pursuant to a 1996 grant of performance shares, 5,000 performance shares eligible for payout on December 31, 1998 which also became immediately payable and were paid on February 24, 1999. These performance shares were granted to Mr. Byrne prior to his retirement from active service in 1997. Mr. Byrne has no further performance share awards outstanding.

          GORDON S. MACKLIN, Chairman
          PARTRICK M. BYRNE
          ROBERT P. COCHRAN
          FRANK A. OLSON

                            SHAREHOLDER RETURN GRAPH

     The following graph shows the five-year cumulative total return for a shareholder who invested $100 in Shares (New York Stock Exchange symbol "FFC") at the close of business on December 31, 1993, assuming re-investment of dividends. For comparison, cumulative returns for the five-year period ended December 31, 1998, are also shown for the Standard & Poor's 500 Stocks (Property & Casualty) Capitalization Weighted Index ("S&P P&C") and the Standard & Poor's 500 Stocks Capitalization Weighted Index ("S&P 500").

     As stated herein, the Company's various compensation plans are based on its growth in its book value, market value and economic value (the predominant factor). The Company's long-term goal is to maximize Fund American's annual rate of gain in its intrinsic business value per Share which will in turn affect its market value per Share. Management believes that the Company's growth in intrinsic value over the past five years has exceed that of its market value.


                       FIVE-YEAR CUMULATIVE TOTAL RETURN
                   (value of $100 invested December 31, 1993)

                                   [GRAPHIC]

                               COMPENSATION PLANS

RETIREMENT PLANS

     In 1998 Messrs. Kemp, Baxter, Davis, Barrette and Paquette received retirement benefits pursuant to the Deferred Benefit Plan, an unfunded, nonqualified, defined contribution plan established for the purpose of providing retirement and postretirement benefits. The amount of annual contributions to the Deferred Benefit Plan are determined using actuarial assumptions and are based on the present value of the benefit table figures presented below. Eligible compensation (which includes salary and bonus) is computed as the average of the five highest paid consecutive years in the last ten years of service. Participants in the Deferred Benefit Plan may choose between four investment options for their plan balances including Phantom Shares. Amounts credited to the Deferred Benefit Plan accounts of such individuals have been included in the Summary Compensation Table.


------------------------------------------------------------------------------------------------------------
        Eligible compensation                      Gross annual benefit paid as a straight-life annuity
----------------------------------------  ------------------------------------------------------------------
                                              15 years      20 years    25 years      30 years      35 years
                                             ----------    ----------  ----------   ----------    ----------
              $125,000                        $  24,540     $  33,137   $  42,984    $  52,831     $  62,678
               150,000                           29,915        40,387      52,359       64,331        76,303
               175,000                           35,290        47,637      61,734       75,831        89,928
               200,000                           40,665        54,887      71,109       87,331       103,553
               225,000                           46,040        62,137      80,484       98,831       117,178
               250,000                           51,415        69,387      89,859      110,331       130,803
               300,000                           62,165        83,887     108,609      133,331       158,053
               400,000                           83,665       112,887     146,109      179,331       212,553
               450,000                           94,415       127,387     164,859      202,331       239,803
               500,000                          105,165       141,887     183,609      225,331       267,053
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

     Also in 1998 Messrs. Kemp, Baxter, Davis, Barrette and Paquette and certain Directors participated voluntarily in the Deferred Compensation Plan, an unfunded, nonqualified, deferred compensation savings plan. Pursuant to the Deferred Compensation Plan, Executive Officers and Directors may defer all or a portion of qualifying remuneration payable by Fund American. Amounts deferred pursuant to the Deferred Compensation Plan are included in the Summary Compensation Table. Participants in the Deferred Compensation Plan may choose between four investment options including Phantom Shares for their plan balances.

                        COMPENSATION COMMITTEE INTERLOCKS
                          AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

FUND AMERICAN COMMITTEE

     The Company notes the following relationships and transactions pertaining to Messrs. Clark, Cochran and Gillespie who are members of the Compensation Committee and/or the Human Resources Committee.

     Mr. Clark is Vice Chairman of Lehman. Lehman has, from time to time, provided various services to Fund American including investment banking services, brokerage services, underwriting of debt and equity securities and financial consulting services. The amounts paid by Fund American to Lehman during 1998 were immaterial to both Fund American and Lehman.

     Mr. Cochran is Chairman and CEO of FSA. As of December 31, 1998 Fund American had a 25% economic interest in FSA. During 1998, Mr. Kemp served as the Chairman of FSA's compensation committee which determines Mr. Cochran's compensation.

     Mr. Gillespie is a Partner in CS&M, which has been retained by Fund American from time to time to perform legal services. The amounts paid by Fund American to CS&M during 1998 were immaterial to both Fund American and CS&M.

     Fund American believes that all the preceding transactions were on terms that were reasonable and competitive and did not serve to impair the independence of the Compensation Committee and/or the Human Resources Committee. Additional transactions of this nature may be expected to take place in the ordinary course of business in the future.

CERTAIN FILINGS UNDER SECTION 16

     Pursuant to SEC rules relating to the reporting of changes in beneficial ownership of the Company, Mr. Barrette amended a Form 4 filing in February 1999 that served to correct a filing originally made in August 1998.


                                   PROPOSAL 2

                           CHARTER AMENDMENT TO CHANGE
                               THE CORPORATE NAME

     The second proposal to be acted upon at the 1999 Annual Meeting calls for the Restated Certificate of Incorporation of the Company to be amended to change the corporate name of the Company to "White Mountains Insurance Group, Inc." (the "Name Change").

     Because the Company has largely concluded its transformation from a passive holding company to a financial services operating company specializing in property and casualty insurance and reinsurance, management and the Board believe it appropriate for the corporate name to reflect such a change in orientation and purpose and to formally recognize the Company's corporate presence in Northern New England. Accordingly, Proposal 2 seeks shareholder approval to amend the Company's Restated Certificate of Incorporation by deleting the present First Article thereof and substituting therefor a new First Article as follows:

     First: The name of the Corporation is "White Mountains Insurance Group,
Inc."

     If the Name Change is approved by the holders of Shares representing a majority of the votes entitled to be cast with respect thereto, the Name Change shall become effective upon the execution and filing by the Company of a certificate of amendment with the appropriate Delaware governmental authorities (which is expected to occur promptly after the 1999 Annual Meeting). If the Name Change is approved, it is expected that the Company would undertake a change to its New York Stock Exchange ticker symbol from "FFC" to a new symbol more reflective of the Company's new name.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2 WHICH WOULD CHANGE THE NAME OF THE COMPANY TO "WHITE MOUNTAINS INSURANCE GROUP, INC."

                                   PROPOSAL 3

                           CHARTER AMENDMENT TO REDUCE
                         THE NUMBER OF AUTHORIZED SHARES
                                OF CAPITAL STOCK

     The third proposal to be acted upon at the 1999 Annual Meeting calls for the Restated Certificate of Incorporation of the Company to be amended to reduce the total number of Shares and shares of preferred stock ("Preferred Shares") the Company has the authority to issue from one hundred twenty-five million to fifteen million and from ten million to one million, respectively (the "Capital Stock Reduction").

     Because the Company has dramatically reduced its Shares outstanding from more than sixty-six million in 1985 to less than six million in 1999, management and the Board believe that the Company should reduce the total number of Shares and Preferred Shares that it has the authority to issue from a total of one hundred thirty-five million to sixteen million which would reduce certain annual fees (which are based solely on the total shares authorized) yet would continue to provide the Company with sufficient flexibility with regard to any potential future capital stock transactions.

     Accordingly, Proposal 3 seeks shareholder approval to amend the Company's Restated Certificate of Incorporation by deleting the present Fourth Article thereof and substituting therefor a new Fourth Article as follows:

     Fourth: The total number of shares of Common Stock which the Corporation shall have the authority to issue is fifteen million (15,000,000) shares of Common Stock having a par value of one dollar ($1.00) per Share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is one million (1,000,000) shares having a par value of one dollar ($1.00) per preferred share."

     If the Capital Stock Reduction is approved by the holders of Shares representing a majority of the votes entitled to be cast with respect thereto, the Capital Stock Reduction shall become effective upon the execution and filing by the Company of a certificate of amendment with the appropriate Delaware governmental authorities (which is expected to occur promptly after the 1999 Annual Meeting).

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3 WHICH WOULD REDUCE THE NUMBER OF AUTHORIZED SHARES OF ITS CAPITAL STOCK FROM A TOTAL OF ONE HUNDRED THIRTY-FIVE MILLION TO SIXTEEN MILLION.

                                   PROPOSAL 4

                       APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to shareholder approval, the Audit Committee of the Board has appointed KPMG LLP ("KPMG") as Fund American's Independent Auditors for 1999. A representative from KPMG will attend the 1999 Annual Meeting and will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

     THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 4 APPROVING THE APPOINTMENT OF KPMG AS FUND AMERICAN'S INDEPENDENT AUDITORS FOR 1999.

                                  OTHER MATTERS

MANNER OF VOTING PROXIES

     Shares represented by all valid proxies received will be voted in the manner specified in the proxies. Where specific choices are not indicated, the Shares represented by all valid proxies received will be voted: (i) for the election of nominees named earlier in this Proxy Statement as directors; (ii) for the Name Change; (iii) for the Capital Stock Reduction; and (iv) for the appointment of KPMG as Independent Auditors.

     Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board knows of no other matters which are to be considered at the 1999 Annual Meeting.

VOTES REQUIRED FOR APPROVAL

     Proposals 1 and 4 require a favorable vote of a majority of the votes actually cast with respect thereto (excluding abstentions and Shares not voted). Proposals 2 and 3 require a favorable vote of a majority of the votes entitled to be cast.

INSPECTORS OF ELECTION

     First Chicago Trust Company of New York, a division of EquiServe, P.O. Box 2500, Jersey City, New Jersey 07303-2500, has been appointed as Inspectors of Election for the 1999 Annual Meeting. Representatives of First Chicago Trust Company of New York will attend the 1999 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots, and determine the results of the vote.

COSTS OF SOLICITATION

     The solicitation of proxies will be made primarily by mail; however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, telegram or personal interview. Solicitation costs will be paid by the Company. Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

AVAILABLE INFORMATION

     The Company and Source One are subject to the informational reporting requirements of the Exchange Act. In accordance therewith, the Company files reports, proxy statements and other information with the SEC, and Source One files reports and other information with the SEC.

     THE COMPANY WILL PROVIDE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON REQUEST AND WITHOUT CHARGE, COPIES OF ALL DOCUMENTS (EXCLUDING EXHIBITS) FILED BY THE COMPANY WITH THE SEC. Written or telephone requests should be directed to the Corporate Secretary, Fund American Enterprises Holdings, Inc., 80 South Main Street, Hanover, New Hampshire 03755-2053, telephone number (603) 643-1567.

WWW.FUNDAMERICAN.COM

     All reports, including press releases, SEC filings and other information for the Company, its subsidiaries and its affiliates are available for viewing or download at our new website. PLEASE VISIT US!

PROPOSALS BY SHAREHOLDERS FOR THE 2000 ANNUAL
MEETING OF SHAREHOLDERS

     If any shareholder that is a qualified holder of record of Shares having an aggregate market value of at least $2,000 wishes to present a proposal for action at the 2000 Annual Meeting of Shareholders, such proposal must be received by the Corporate Secretary at 80 South Main Street, Hanover, New Hampshire 03755-2053, no later than February 25, 2000 in order to be considered for inclusion in the Company's 2000 Proxy Statement. Under the Company's Bylaws, a shareholder proposal shall include (in addition to any requirements of law):
(i) a brief description of the proposal and the reasons for action upon it at the 2000 Annual Meeting of Shareholders (and in the event that the proposal includes an amendment to the Company's Certificate of Incorporation, the language of the proposed amendment); (ii) the name and address of the shareholder making the proposal; (iii) a representation that the shareholder is a qualified holder of record of Shares having an aggregate market value of at least $2,000 and that the shareholder intends to appear at the meeting, in person or by proxy; and (iv) any material interest of the shareholder in such proposal.

     By Order of the Board of Directors

     DENNIS P. BEAULIEU, Corporate Secretary

     March 29, 1999

PROXY

                  FUND AMERICAN ENTERPRISES HOLDINGS, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              THE COMPANY FOR THE ANNUAL MEETING MAY 27, 1999

The undersigned hereby appoints K. Thomas Kemp and Robert P. Cochran, and each of them, proxies with full power of substitution, to vote all Shares of the undersigned at the 1999 Annual Meeting of shareholders to be held May 27, 1999, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card or below. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF DIRECTORS, FOR THE NAME CHANGE, FOR THE CAPITAL STOCK REDUCTION, FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Your vote for the Election of Directors may be indicated on the reverse. The following Directors are being nominated at this meeting for election to terms ending in the year indicated.

2000. Arthur Zankel
2002. John J. Byrne
      George J. Gillespie, III
      Frank A. Olson

(Change of address/comments)

------------------------------------

------------------------------------

------------------------------------

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(If you have written in the above space,
please mark the corresponding box on
the reverse side of this card.)

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, POST OFFICE BOX 8085, EDISON, NEW JERSEY 08818-9052.

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

SEE REVERSE SIDE

/X/ PLEASE MARK YOUR                                                      0278
    VOTES AS IN THIS
    EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein. If no directions are made, this proxy will be voted FOR the Election of Directors, FOR the Name Change, FOR the Capital Stock Reduction and FOR the Appointment of Independent Auditors.

    THE BOARD OF DIRECTORS RECOMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

                             FOR       WITHHELD

1. Election of               / /         / /
   Directors
   (see reverse)

FOR, except vote withheld from the following nominee(s):

--------------------------------------------------------

                             FOR       AGAINST    ABSTAIN

2. Name Change               / /         / /        / /

Change of Address            / /
  Comments on
  Reverse Side

                             FOR       AGAINST    ABSTAIN

3. Capital Stock Reduction   / /         / /        / /

4. Appointment of            / /         / /        / /
   Independent Auditors


The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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  SIGNATURE(S)                                                  DATE